                                                                    EXHIBIT 10.5


                                    FORM OF
                             AMERICAN SAVINGS BANK
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    Form of
                             American Savings Bank
                    Supplemental Executive Retirement Plan

                               Table of Contents

Article I - Introduction....................................................  1

Article II - Definitions....................................................  2

Article III - Eligibility and Participation.................................  5

Article IV - Benefits.......................................................  6

Article V - Accounts........................................................  9

Article VI - Supplemental Benefit Payments.................................. 11

Article VII - Claims Procedures............................................. 14

Article VIII - Amendment and Termination.................................... 16

Article IX - General Provisions............................................. 17

Article X - Required Regulatory Provisions.................................. 20

                                   Article I
                                 Introduction

Section 1.01   Purpose, Design and Intent.
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(a) The purpose of the American Savings Bank Supplemental Executive Retirement Plan (the "Plan") is to assist American Savings Bank (the "Bank") and its affiliates in retaining the services of key employees until their retirement, to induce such employees to use their best efforts to enhance the business of the Bank and its affiliates, and to provide certain supplemental retirement benefits to such employees.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is specifically designed to provide certain key employees with retirement benefits that would have been payable under the various tax-qualified retirement plans sponsored by the Bank but for the limitations placed on the benefits and contribution under such plans by various provisions of the Internal Revenue Code of 1986, as amended.

                                  Article II
                                  Definitions

Section 2.01   Definitions.   In this Plan, whenever the context so indicates,
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the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "Affiliate" means any "parent corporation" or any "subsidiary corporation" of the Bank, as such terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(b)  "Applicable Limitations" means one of the following:

     (i) the maximum limitation on annual benefits payable by a qualified defined benefit plan under Section 415(b) of the Code;

     (ii) the maximum limitations on annual additions to a qualified defined contribution plan under Section 415(c) of the Code;

     (iii) the maximum limitation on the aggregate projected annual benefits payable by qualified defined benefit plans and the annual additions to qualified defined contribution plans under Section 415(e) of the Code;

     (iv) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under qualified plans; and

     (v) the maximum limitations, under Sections 401(k), 401(m), or 402(g) of the Code, on pre-tax contributions that may be made to a qualified defined contribution plan.

(c)  "Bank" means American Savings Bank, and its successors.

(d)  "Board of Directors" means the Board of Directors of the Bank.

(e) "Change in Control" means with respect to the Bank or the Company, an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R.
(S) 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange

Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

(f)  "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

(h)  "Common Stock" means the common stock of the Company.

(i)  "Company" means American Financial Holdings, Inc. and its successors.

(j) "Eligible Individual" means any Employee of the Bank or an Affiliate who participates in the ESOP or the Savings Plan, as the case may be, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of ERISA.

(k)  "Employee" means any person employed by the Bank or an Affiliate.

(l)  "Employer" means the Bank or Affiliate that employs the Employee.

(m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(n) "ESOP" means the American Savings Bank Employee Stock Ownership Plan, as amended from time to time.

(o) "ESOP Acquisition Loan" means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

(p) "ESOP Valuation Date" means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

(q)  "Effective Date" means [January 1, 1999].

(r) "Participant" means an Eligible Employee who is entitled to benefits under the Plan.

(s) "Plan" means this American Savings Bank Supplemental Executive Retirement Plan.

(t) "Retirement" means termination of employment at any time following the satisfaction the requirements for early or normal retirement under either the ESOP or the Savings Plan, as appropriate.

(u) "Savings Plan" means the American Savings Bank 401(k) Plan, as amended from time to time.

(v) "Supplemental ESOP Account" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

(w) "Supplemental ESOP Benefit" means the benefit credited to a Participant pursuant to Section 4.01 of the Plan.

(x) "Supplemental Savings Benefit" means the benefit credited to a Participant pursuant to Section 4.03 of the Plan.

(y) "Supplemental Savings Account" means an account established by an Employer, pursuant to Section 5.03 of the Plan, with respect to a Participant Supplement Savings Benefit.

(z) "Supplemental Stock Ownership Account" means an account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's Supplemental Stock Ownership Benefit.

(aa) "Supplemental Stock Ownership Benefit" means the benefit credited to a Participant pursuant to Section 4.02 of the Plan.


(bb) "Wrap Benefit" means the benefit credited to a Participant pursuant to
Section 4.04 of the Plan.

                                  Article III
                         Eligibility and Participation

Section 3.01   Eligibility and Participation.
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(a) Each Eligible Employee may participate in the Plan. An Eligible Employee shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Employee whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Employee's date of participation at the same time it designates the Eligible Employee as a Participant in the Plan.

(b) The Board of Directors may, at any time, designate an Eligible Employee as a Participant for any or all supplemental benefits provided for under
     Article IV of the Plan.

                                  Article IV
                                   Benefits

Section 4.01   Supplemental ESOP Benefit.
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As of the last day of each plan year of the ESOP, the Employer shall credit the Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (a) over (b), where:

(a) Equals the annual contributions made by the Employer and/or the number of shares of Common Stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that would otherwise be allocated to the accounts of the Participant under the ESOP for the applicable plan year if the provisions of the ESOP were administered without regard to and of the Applicable Limitations; and

(b) Equals the annual contributions made by the Employer and for the number of shares of common stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that are actually allocated to the accounts of the Participant under the provisions of the ESOP for that particular plan year after giving effect to any reduction of such allocation required by the limitations imposed by any of the Applicable Limitations.

Section 4.02   Supplemental Stock Ownership Benefit.
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(a) Upon a Participant's Retirement from the Employer, the Employer shall credit to the Participant's Supplemental Stock Ownership Account a Supplemental Stock Ownership Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

     (i) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or this Plan, as the case may be, had the Participant continued in the employ of the Employer through the first ESOP Valuation Date following the last scheduled payment of principal and interest on all ESOP Acquisition Loans outstanding at the time of the Participant's Retirement; and

     (ii) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP acquisition Loans) and allocated for the benefit of the Participant under the ESOP as of the first ESOP Valuation Date following the Participant's Retirement; and

     (iii)  Equals the higher of the closing price of the Common Stock as of:

            (A) The first ESOP Valuation Date following the Participant's Retirement, or

            (B)  The last day of the Participant's employment with the Employer.

(b)  For purposes of clause:

     (i) of subsection (a) of this Section 4.02, the total number of shares of Common Stock shall be determined by multiplying the sum of (i) and (ii) by (iii), where: (i) equals the average of the total shares of Common Stock acquired with the proceeds of an ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of three most recent ESOP Valuation Dates preceding the Participant's Retirement (or lesser number if the Participant has not participated in the ESOP for three full years);

     (ii) equals the average number of shares of Common Stock credited to the Participant's Supplemental ESOP Account for the three most recent plan years of the ESOP (such that the three recent plan years coincide with the three most recent ESOP Valuation Dates referred to in (i) above); and

     (iii) equals the total number of scheduled annual payments remaining on the ESOP Acquisition Loans as of the Participant's Retirement.

(c)  In the event of a Change in Control:

     (i) A Participant's Retirement shall be deemed to have occurred as of the effective date of the Change in Control, as determined by the Board of Directors, regardless of whether the Participant continues in the employ of the Employer following the Change in Control; and

     (ii) The determination of fair market value of the Common Stock shall be made as the effective date of the Change in Control.

Section 4.03   Supplemental Savings Benefit.
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A Participant's Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) is the sum of the matching contributions and other contributions of the Employer that would otherwise be allocated to an account of the Participant under the Savings Plan for a particular year if the provisions of the Savings Plan were administered without regard to any of the Applicable Limitations; and

(b) is the sum of the matching contributions and other contributions of the Employer that are actually allocated to an account of the Participant under the provisions of the Savings Plan for that particular year after giving effect to any reduction of such allocation required by any of the Applicable Limitations.


Section 4.04   401(K) Wrap Benefit
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(a) Prior to the beginning of any calendar year, an eligible individual may elect to participate under this Section 4.04 by directing that all or part of his or her "Compensation" (as defined for purposes of making elective deferrals under the Savings Plan) which such individual would otherwise receive in such calendar year and/or subsequent calendar years, be credited to a deferral account established in his or her name on the books of the Employer. The Employer shall, with respect to such compensation, provide a matching contribution at the same rate matching contributions are credited under the Savings Plan. Any individual who participates under the Plan pursuant to this Section 4.04 shall not be eligible for any benefit under the Plan pursuant to Section 4.03 of the Plan.

(b) Notwithstanding the general election timing requirement set forth in Paragraph (a) of this Section 4.04, upon first becoming eligible to participate under this provision, an eligible individual may make an election to defer any Compensation yet to be paid, within thirty (30) days of first becoming eligible to participate.

(c) Any election to participate in the Plan shall be in the form of a document acceptable to the Committee and executed by the eligible individual and filed with the Committee. An election related to Compensation otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year.

(d) Unless otherwise specified in the election filed pursuant to Paragraph (c) of this Section 4.04, an election under this provision shall continue with respect to Compensation earned by a Participant and yet to be paid until such individual terminates or modifies such election by written notice acceptable to the Committee. Any such termination or modification shall become effective as of the end of the calendar year in which such individual gives such notice with respect to Compensation otherwise payable in any subsequent calendar year. Notwithstanding, a termination shall become effective as soon as practicable upon the determination of an "unforeseeable emergency," as determined by the Committee in accordance with the definition of "unforeseeable emergency" in Paragraph (i) of
     Section 6.04 of the Plan.

(e)  A Participant who has filed a termination of election pursuant to Paragraph
     (d) of this Section 4.04 may thereafter again file an election to participate under this provision with respect to Compensation otherwise payable in calendar years commencing subsequent to the filing of such election.

                                   Article V
                                   Accounts

Section 5.01   Supplemental ESOP Benefit Account.
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For each Participant who is credited with a benefit pursuant to Section 4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the limitations imposed by the Code. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

Section 5.02   Supplemental Stock Ownership Account.
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The Employer shall establish, as a memorandum account on its books, a Supplemental Stock Ownership Account. Upon a Participant's Retirement or in the event of a Change in Control, the Committee shall credit to the Participant's Supplemental Stock Ownership Account the amount of benefits determined under
Section 4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Participant's Retirement. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

Section 5.03   Supplemental Savings Account.
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The Employer shall establish a memorandum account, the "Supplemental Savings Account" for each Participant on its books, and each year the Committee will credit the amount of contributions determined under Section 4.03 of the Plan. Contributions credited to a Participant's Supplemental Savings Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the Participant's matching contribution and/or other Employer contribution account(s) under the Savings Plan.


Section 5.04   Deferral Accounts of Wrap Benefits.
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The Committee shall credit to a deferral account established for the Participant deferred amounts related to Compensation, including applicable matching contributions, and such deferral account shall bear a rate of return commensurate with the rate of return earned on investment vehicles selected by the Participant under the Savings Plan from the date that such Compensation would otherwise have been paid; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred compensation account valued on some other basis of measurement approved by the Committee.

                                  Article VI
                         Supplemental Benefit Payments

Section 6.01   Payment of Supplemental ESOP Benefit.
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(a) A Participant's Supplemental ESOP Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall have a non-forfeitable right to the Supplemental ESOP Benefit credited to him under this Plan in the same percentage as he has to benefits allocated to him under the ESOP at the time the benefits become distributable to him under the ESOP.

Section 6.02   Payment of Supplemental Stock Ownership Benefit.
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(a) A Participant's Supplemental Stock Ownership Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall always have a fully non-forfeitable right to the Supplemental Stock Ownership Benefit credited to him under this Plan.

Section 6.03   Payment of Supplemental Savings Benefit.
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(a) A Participant's Supplemental Savings Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, and at the same time as his benefits are paid under the Savings Plan.

(b) A Participant shall have a non-forfeitable right to his Supplemental Savings Benefit under this Plan in the same percentage as he has to his accrued benefits under the Savings Plan at the time the benefits become distributable to him under the Savings Plan.


Section 6.04   Distributions of Wrap Benefits.
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(a) At the time an individual makes an election to participate under the provisions of Section 4.04 of the Plan, he shall also make an election with respect to the distribution (during his lifetime or in the event of his death) of the amounts credited to his deferral accounts.

(b) As soon as practicable following each plan year end of the Savings Plan and not later than each January 31 of the next ensuing year, the Committee shall perform preliminary actual deferral percentage, actual contribution percentage and annual additions limitations testing to determine the maximum amount of elective deferrals and matching contributions that could be made for such plan year to the Savings Plan on behalf of each Participant. The lesser of the amounts determined in accordance with the immediately preceding sentence or the amount of compensation deferred by the Participant under Section 4.04 of the Plan, together with any related matching contributions, shall be distributed to the Participant as soon as practicable following the plan year end of the Savings Plan and in no event later than March 15 of the year following the plan year for which such determination is made, unless the Participant previously elects to have such amounts contributed to the Savings Plan. A Participant may make such an election with respect to his Compensation deferred pursuant to Section 4.04 of the Plan, prior to the last day of the prior calendar year.

(c) A Participant may make an election with respect to amounts credited to his deferral accounts to be distributed to the Participant during the Participant's lifetime, of amounts otherwise payable currently in any calendar year, and such election shall become irrevocable on the last day prior to the beginning of such calendar year; provided, however, that a Participant may elect to extend the period of deferral if the Participant makes such an election no later than 24 full calendar months prior to the date payments are otherwise to begin under the Plan.

(d) A Participant may make an election with respect to amounts credited to his deferral accounts to be distributed in the event of the Participant's death, and such election, including the designation of a beneficiary or beneficiaries, may be changed by the individual at any time by filing the appropriate document with the Committee.

(e) Any amounts credited as deferred shares of Common Stock shall be distributed in the form of an equal number of shares of Common Stock or cash, at the discretion of the Committee. Fractional shares of Common Stock shall be distributed in cash. All other amounts credited to a Participant's accounts shall be distributed in cash.

(f) A Participant may elect to receive the amounts credited to his deferral accounts in one payment or in some other number of approximately equal annual installments (not exceeding 10); provided, however, that the number of annual installments may not extend beyond the life expectancy of such Participant or beneficiary determined as of the date the first installment is paid. The Participant's election shall also specify that the first installment (or the single payment if the Participant or beneficiary has so elected) shall be paid either (i) on the first day of the calendar quarter next following the end of the month in which the Participant attains the age specified in such election, which age shall not be earlier than age 55 or later than age 70; (ii) on the first day of the calendar quarter next following the end of the month in which the Participant retires from the Bank or an Affiliate or otherwise terminates employment with the Bank or an Affiliate; provided, however, that the Board of Directors may, in its sole discretion, direct that the first installment (or the single payment) be paid on the first day of the first calendar quarter in the calendar year next following the year of retirement; or (iii) on the first day of the first calendar year in which the Participant retires from the Bank or an Affiliate or otherwise terminates employment with the Bank or an Affiliate.

(g) A Participant may elect that, in the event he or she should die before full payment of all amounts credited to his or her deferral accounts, the balance of the deferred amounts shall be distributed in one payment or in some other number of approximately equal annual installments (not exceeding10) to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to his or her estate. The first installment (or the single payment if the Participant has so elected) shall be paid on the first day of the calendar quarter next following the month of death; provided, however, that the Committee may, in its sole discretion, direct that the first installment (or the single payment) be paid on the first day of the first calendar quarter in the calendar year next following the year of death.

(h) Installments subsequent to the first installment to a Participant, or to a beneficiary or to the Participant's estate, shall be paid on the first day of the applicable calendar quarter in each succeeding calendar year until the entire amount credited to the Participant's deferral accounts shall have been paid. Deferred amounts held pending distribution shall continue to be credited with interest or additional deferred shares of Common Stock, as applicable, determined in accordance with Sections 5.04 of the Plan.

(i) The Committee may, at its sole discretion, allow for the early payment of a Participant's deferred Compensation account in the event of an "unforeseeable emergency" or in the event of the death or disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and regulations.

(j) The obligation to make a distribution of deferred amounts credited to a Participant's deferral accounts during any calendar year plus the additional amounts credited on such deferred amounts pursuant to Sections
     5.04 of the Plan shall be borne by the Bank or Affiliate which otherwise would have paid the related Compensation.

Section 6.04   Alternative Payment of Benefits.
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Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the Supplemental Stock Ownership Benefit and/or the Supplemental Savings Benefit to which he is entitled be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP or the Savings Plan.

                                  Article VII
                               Claims Procedures

Section 7.01   Claims Reviewer.
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For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02   Claims Procedure.
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(a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty
     (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                 Article VIII
                           Amendment and Termination

Section 8.01   Amendment of the Plan.
               ---------------------

The Bank may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

Section 8.02   Termination of the Plan.
               -----------------------

The Bank may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such termination without the consent of the Participant or beneficiary. Any amounts credited to the supplemental accounts of any Participant shall remain subject to the provisions of the Plan and no distribution of benefits shall be accelerated because of termination of the Plan.

                                  Article IX
                              General Provisions

Section 9.01   Unfunded, Unsecured Promise to Make Payments in the Future.
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The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Bank or its Affiliates and neither a Participant nor his designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Bank or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitute a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 9.02   Committee as Plan Administrator.
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(a) The Plan shall be administered by the Committee designated by the Board of Directors.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

Section 9.03   Expenses.
               --------

Expenses of administration of the Plan shall be paid by the Bank or an Affiliate.

Section 9.04   Statements.
               ----------

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

Section 9.05   Rights of Participants and Beneficiaries.
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(a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Bank or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Bank or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Bank or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

Section 9.06   Incompetent Individuals.
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The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate and the Plan for such Participant or beneficiary.

Section 9.07   Sale, Merger, or Consolidation of the Bank.
               ------------------------------------------

The Plan may be continued after a sale of assets of the Bank, or a merger or consolidation of the Bank into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. Additionally, upon a merger, consolidation or other change in control any amounts credited to Participant's deferral accounts shall be placed in a grantor trust to the extent not already in such a trust. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Section
8.02 of the Plan. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Bank or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

Section 9.08   Location of Participants.
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Each Participant shall keep the Bank informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. The Bank shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

Section 9.09   Liability of the Bank and its Affiliates.
               ----------------------------------------

Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the Bank.

Section 9.10   Governing Law.
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All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of ________________________.

                                   Article X
                        Required Regulatory Provisions

Section 10.01  Required Regulatory Provisions.
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     (a) The Employer may terminate an Employee's employment at any time, but any termination by the Employer, other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Plan. An Employee shall not have the right to receive compensation or other benefits for any period after a termination for cause as otherwise provided hereunder.

     (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(4) or (g)(1), all obligations of the Bank under this Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1) all obligations of the Bank under this Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Participants.

     (e) Any payments made to Participants pursuant to this Plan, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k), 12 C.F.R. Part 359 and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.



Having been adopted by its Board of Directors on the_____________, 199__, this Plan is executed by its duly authorized officer this ___ day of________________.


                                    AMERICAN SAVINGS BANK
Attest:


________________________            By:______________________________